Exhibit 10.134

TWELFTH AMENDMENT TO LOAN AGREEMENT

TWELFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of March 17, 2004, by and among [i] THERMOVIEW INDUSTRIES, INC., a Delaware corporation (“ThermoView”), [ii] AMERICAN HOME DEVELOPERS CO., INC., a California corporation (“American Home”), [iii] FIVE STAR BUILDERS, INC.,  a California corporation (“Five Star”), [iv] KEY HOME CREDIT, INC., a Delaware corporation (“Key Home”), [v] KEY HOME MORTGAGE, INC., a Delaware corporation (“Key Home Mortgage”), [vi] LEINGANG SIDING AND WINDOW, INC., a North Dakota business corporation (“Leingang Siding”),  [vii] PRECISION WINDOW MFG., INC., a Missouri corporation (“Precision”), [viii]  PRIMAX WINDOW CO., a Kentucky corporation (“Primax”), [ix] ROLOX, INC., a Kansas corporation (“Rolox”), [x] TD WINDOWS, INC., a Kentucky corporation (“TD Windows”), [xi] THERMAL LINE WINDOWS, INC., a North Dakota corporation (“Thermal Line”), [xii] THERMOVIEW OF MISSOURI, INC., a Missouri corporation (“ThermoView-Missouri”), [xiii] THERMO-TILT WINDOW COMPANY, a Delaware corporation (“Thermo-Tilt”), [xiv]THERMO-SHIELD OF AMERICA (ARIZONA), INC., an Arizona corporation (“Thermo-Shield Arizona”), [xv] THERMO-SHIELD OF AMERICA (MICHIGAN), INC., a Michigan corporation (“Thermo-Shield Michigan”), [xvi] THERMO-SHIELD COMPANY, LLC, an Illinois limited liability company (“Thermo-Shield Company”), [xvii] THERMO-SHIELD OF AMERICA (WISCONSIN), LLC, a Wisconsin limited liability company (“Thermo-Shield Wisconsin”), [xviii] THERMOVIEW ADVERTISING GROUP, INC., a Delaware corporation (“ThermoView Advertising”) and [xix] THOMAS CONSTRUCTION, INC., a Missouri corporation (“Thomas Construction”), (ThermoView, American Home, Five Star, Key Home, Key Home Mortgage, Leingang Siding, Precision, Primax, Rolox, TD Windows, Thermal Line, ThermoView-Missouri, Thermo-Tilt, Thermo-Shield Arizona, Thermo-Shield Michigan, Thermo-Shield Company, Thermo-Shield Wisconsin, ThermoView Advertising and Thomas Construction individually are referred to in this Agreement as a “Borrower” and collectively, as the “Borrowers”) having an address in care of ThermoView Industries, Inc., 5611 Fern Valley Road, Louisville, Kentucky 40228 and [xx] GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation (“GE Capital” or the “Series A Lender” or the “Series C Lender”) and [xi] GE Capital as collateral agent, as applicable (in such capacity, the “Collateral Agent”) and [xii] Rodney H. Thomas, Charles L. Smith, Robert L. Cox, Robert L. Cox, II, Stephen A. Hoffmann, Mitch M. Wexler, Stephen Townzen, Emerging Business Solutions, LLC, Ronald L. Carmicle, Raymond C. Dauenhauer, J. Sherman Henderson, III, Bruce C. Merrick, George T. Underhill, II and Daniel F. Dooley (each, a “Series B Lender” and collectively, the “Series B Lenders”, and together with the Series A Lender and the Series C Lender, the “Lenders”).

W I T N E S S E T H:

A.            Pursuant to that certain Assignment and Acceptance Agreement, dated as of March 22, 2001, the Lenders purchased loans made to the Borrowers pursuant to that certain Loan Agreement dated as of August 31, 1998, as amended pursuant to (a) that certain Joinder to Loan Documents and Amendment to Loan Documents (Thomas Construction, Inc.) dated as of January 1, 1999, by and among certain of the Borrowers and PNC Bank (“PNC”), (b) that certain Joinder to Loan Documents and Amendment to Loan Documents (Precision Window Mfg., Inc.) dated as of January 5, 1999, by and among certain of the Borrowers and PNC, (c) that certain Joinder to Loan Documents and Amendment to Loan Documents (Thermo-Shield) dated as of July 8, 1999, by and among certain of the Borrowers and PNC, (d) that certain Amendment to Loan Agreement dated as of July 30, 1999, by and among certain of the Borrowers and PNC, (e) that certain Second Amendment to Loan Agreement dated as of October 14, 1999, by and among certain of the Borrowers and PNC, (f) that certain Third Amendment to Loan Agreement dated as of November, 1999, by and among certain of the Borrowers and PNC, (g) that certain Fourth Amendment to Loan Agreement and Amendment to Note and Term Note dated as of November 10, 1999, by and among certain of the Borrowers and PNC, (h) that certain Fifth Amendment to Loan Agreement and Amendment to Note dated as of April 14, 2000, by and among the Borrowers and the PNC, (i) that certain Sixth Amendment to Loan Agreement dated as of August 15, 2000, by and among the Borrowers and PNC, (j) that certain Seventh Amendment to Loan Agreement dated as of March 22, 2001, among the Borrowers and PNC, (k) that certain Eighth Amendment and Amendment and Restatement of Note dated as of March 22, 2001, among the Borrowers and the Lenders,  (l) that certain Ninth Amendment to Loan Agreement and Amendment to Amended and Restated Promissory Notes among the Borrowers and the Lenders, (m) that certain Tenth Amendment to Loan Agreement among the Borrowers and the Lenders and (n) that certain Eleventh Amendment to the Loan Agreement dated as of June 30, 2003, among the Borrowers and the Lenders (collectively, the “Loan Agreement”; capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Loan Agreement).

B.            In connection with the Loan Agreement, the Borrowers executed and delivered to (i) the Series A Lender, the Amended and Restated Series A Promissory Note, (ii) each Series B Lender, an Amended and Restated Series B Promissory Note and (iii) the Series C Lender, the Amended and Restated Series C Promissory Note, each dated March 22, 2001 (as amended, modified or supplemented from time to time the “Notes” and together with the Loan Agreement, the “Loan Documents”).

C.            The Borrowers have requested amendments to the Loan Documents as more particularly described in this Amendment.

D.            The Lenders are willing to amend the Loan Documents as more particularly described in this Amendment upon the condition, among others, that the Borrowers execute and deliver this Amendment in favor of the Lenders.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  AMENDMENT TO THE LOAN AGREEMENT.  Effective as of the Effective Date (as defined herein), the Loan Agreement is amended as follows:

1.1           By amending and restating Section 4.I of the Loan Agreement as follows:

“[I] [1]  Fixed Charge Coverage Ratio.  (i) ThermoView will maintain, as of the last day of each calendar quarter for the applicable period of measurement set forth below, a Fixed Charge Coverage Ratio of not less than the following for such period:

PERIOD/CALENDAR QUARTER	FIXED CHARGE COVERAGE RATIO
Nine months ending on September 30, 2004	1.00 to 1.00
Twelve months ending on December 31, 2004	1.00 to 1.00
Twelve months ending as of the end of each calendar quarter thereafter	1.00 to 1.00

[2]  Minimum EBITDA.  ThermoView shall have, as of the last day of each calendar quarter for the applicable period of measurement set forth below, EBITDA of not less than the following for such period:

PERIOD/CALENDAR QUARTER	MINIMUM EBITDA
Six months ending on June 30, 2004	$800,000
Nine months ending on September 30, 2004	$2,000,000
Twelve months ending on December 31, 2004	$3,000,000
Twelve months ending on March 31, 2005	$3,120,000
Twelve months ending on June 30, 2005	$3,440,000
Twelve months ending on September 30, 2005	$3,850,000
Twelve months ending on December 31, 2005	$3,800,000
Twelve months ending on March 31, 2006	$4,070,000
Twelve months ending on June 30, 2006	$4,430,000
Twelve months ending as of the end of each calendar quarter thereafter	$4,430,000

[3]           Current Ratio.  Thermoview and its Subsidiaries on a consolidated basis shall maintain a Current Ratio of not less than 1.00 to 1.00 as of the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2004.

For purposes of each of the above financial covenants, the following terms shall have the following meanings:

[A]          “Capital Expenditures” means, for any period, all payments for any fixed assets, or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP and which payments have been made from funds of Thermoview other than funds borrowed by Thermoview and its Subsidiaries.

[B]           “Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding debts due from Affiliates.

[C]           “Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year.

[D]          “Current Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) Current Assets to (b) Current Liabilities.

[E]           “Fixed Charges” shall mean, with respect to Thermoview for any period, the aggregate of all consolidated interest expenses paid or accrued, plus Capital Expenditures, plus obligations with respect to capital leases, plus the Reimbursement Obligations, plus cash income taxes payable, plus amounts paid to preferred shareholders, plus fees and scheduled payments of principal with respect to Indebtedness, in all cases during such period by Thermoview and its Subsidiaries.

[F]           “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period.

[G]           “EBITDA” means, for any period (a) net income (or the deficit if expenses and charges exceed revenues and proper income items) increased by (b) all amounts deducted therefrom (without duplication) in the calculation of net income on account of the sum of (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization expense (including but not limited to legal fees and closing costs associated with this Amendment and with the registration rights in respect of all outstanding warrants), but excluding therefrom (c) all amounts included therein on account of extraordinary items of income and expense, as well as gains from the sale of assets outside the ordinary course of business.”

SECTION 2.  CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective as of March 17, 2004 (such date is referred to herein as the “Effective Date”) upon full execution and delivery of the following, in each case in form and substance satisfactory to the Lenders:

(a)           this Amendment;

(b)           Amendment No. 8 to the Securities Purchase Agreement, dated as of the date hereof, between Thermoview and GE Capital;

(c)           the Amended and Restated Series A Note, the Amended and Restated Series B Notes, the Amended and Restated Series C Note, in each case issued by the Borrowers to the Lenders; and

(d)           the Amended and Restated Reimbursement Agreement, dated as of the date hereof, among the Borrowers and GE Capital.

SECTION 3.  FURTHER ASSURANCES.  The Company hereby covenants (i) to provide GE Capital with such other information respecting the business, properties, conditions, financial or otherwise, collateral, or operations of the Company or any of its Subsidiaries as GE Capital may from time to time reasonably request and (ii) (a) to execute and deliver to GE Capital such amendments, certificates, or other documents as GE Capital deems necessary or advisable and (b) to take all other actions as GE Capital deems necessary or advisable, in each case, in order to continue or grant to GE Capital a perfected first priority interest in the collateral granted with respect to the Security Documents.

SECTION 4.  CONFIRMATION REGARDING PAYMENTS ON PREFERRED STOCK.  The Company hereby confirms that it shall not declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, other than as set forth in Section 5G of the Loan Agreement, as amended and restated in that certain Ninth Amendment to Loan Agreement, Amendment to Amended and Restated Promissory Notes (the “Ninth Amendment”), dated as of Mach 28, 20003, by and among Borrowers and Lenders (it being understood that no payments of dividends shall be permitted pursuant to clause (ii) of Section 5G of the Loan Agreement, as amended and restated by the Ninth Amendment, if (a) at the time of such payment, the Borrowers shall not be in compliance with the financial covenants set forth in Sections 4.I.[1] and 4.I.[2] of the Loan Agreement, as such section was amended and restated in that certain Eight Amendment to the Loan Agreement and Amendment and Restatment of Note, dated as of March 22, 2001 among Borrowers and Lenders (without giving effect for purposes of this Section 4 to the terms of any subsequent amendment to Section 4.I of the Loan Agreement, including, without limitation, Sections 1.1 of this Amendment) or (b) at the time of such payment a Default or Event of Default shall have occurred and be continuing or such payment would result in the occurrence of a Default or Event of Default).

SECTION 5.  DELIVERY OF UPDATED SCHEDULES.  The Company hereby covenants to, within 30 days after the Effective Date, deliver updated disclosure schedules identical to those which were delivered in connection with the Security Agreements.  Such disclosure schedules shall be true and correct as of the date of delivery.

SECTION 6.  EXPENSES.  Within fifteen (15) days of the date hereof, Thermoview shall pay to GE Capital, and shall reimburse GE Capital for, all reasonable expenses of GE Capital in connection with the preparation of this Amendment and each of the other documents prepared in connection herewith (including the reasonable fees and expenses of counsel) and all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of GE Capital’s counsel, Weil, Gotshal & Manges LLP) related thereto.

SECTION 7.  EFFECT ON LOAN DOCUMENTS.

(a)           On and after the Effective Date, each reference in the Loan Documents to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import, shall mean and be a reference to such Loan Document as amended hereby.

(b)           Except as specifically amended above in connection herewith, each Loan Document shall remain in full force and effect and is hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

SECTION 8.  RETROACTIVE EFFECT OF AMENDMENT.  This Amendment, although executed on the date hereof, shall be deemed to have retroactive effectiveness as if executed on December 1, 2003.

SECTION 9.  GOVERNING LAW.  THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICT OF LAWS RULES.

SECTION 10.  SECTION TITLES.  Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 11.  COUNTERPARTS.  This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

GE CAPITAL EQUITY INVESTMENTS, INC., as Series A Lender, Series C Lender and as Collateral Agent

By:
Name, Title

SERIES B LENDERS:

RODNEY H. THOMAS

CHARLES L. SMITH

ROBERT L. COX

ROBERT L. COX, II

STEPHEN A. HOFFMANN

MITCH M. WEXLER

STEPHEN TOWNZEN

EMERGING BUSINESS SOLUTIONS, LLC
BY:
Name:
Title:

RONALD L. CARMICLE

RAYMOND C. DAUENHAUER

J. SHERMAN HENDERSON, III

BRUCE C. MERRICK

GEORGE T. UNDERHILL, II

DANIEL F. DOOLEY

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA(WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.

By:
Charles L. Smith, President